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                                                                  Exhibit 10.3.2



                                 POOLING TRUST AGREEMENT


  THIS POOLING TRUST AGREEMENT (this "Agreement") is made on December 28, 1998 between Alexander Wiesmuller ("Beneficiary") and Dr. Thomas Herndl ("Pooling Trustee").


                                   BACKGROUND

The Beneficiary and Tristan Libischer (collectively, the "Vianet Stockholders") are the holders of all the issued and outstanding capital stock of Vianet EDV Dienstleistungs AG, an Austrian corporation ("Vianet"), consisting of 1,000,000 shares of voting common stock, par value 1 ATS (the "Vianet Stock").

The Vianet Stockholders and Cybernet Internet Services International, Inc., ("Cybernet") entered into a Stock Purchase Agreement as of June 17, 1998 (the "Stock Purchase Agreement") providing for that the Vianet Stockholders will sell to Cybernet and Cybernet will purchase from the Vianet Stockholders all of the Vianet Stockholders' right, title and interest in the Vianet Stock.

At the Closing of the Stock Purchase Agreement (the "Closing") the Pooling Trustee will receive 150,000 shares of the common voting stock, par value $0.001 of Cybernet (the "Trust Stock"), to be issued to the Beneficiary as part of the consideration for the Vianet Stock.

Furthermore, the Stock Purchase Agreement provides that the Beneficiary will have executed a pooling trust agreement with the Pooling Trustee providing that the Cybernet shares making up a part of the Purchase Price shall be held by the Pooling Trustee and not sold until released by the Pooling Trustee, that twenty percent (20%) of such Cybernet shares shall be released on the first anniversary of the Closing Date, that twenty percent (20%) of such Cybernet shares shall be released on the second anniversary of the Closing date, that twenty percent
(20%) of such Cybernet shares shall be released on the third anniversary of the Closing date, that twenty percent (20%) of such Cybernet shares shall be released on
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the fourth anniversary of the Closing date and that twenty percent (20%) of such
Cybernet shares shall be released on the fifth anniversary of the Closing date.

Furthermore, the Stock Purchase Agreement provides that the Trust Stock received by the Pooling Trustee on behalf of the Beneficiary and to the extent as not released by the Pooling Trustee (as provided in Section 2 below) will be retransferred from the Pooling Trustee to Cybernet if (i) the Employment Agreement (as enclosed in Exhibit 1) with the Beneficiary is terminated by Vianet or Cybernet for cause according to Section 75 para 4 of the Austrian Stock Corporation Act ("Aktiengesetz") or Section 27 of the Austrian Employment Act ("Angestelltengesetz") or (ii) the Beneficiary resigns.


                                 AGREEMENT

In consideration of the above and the mutual agreements hereinafter set forth, the parties agree as follows:

  1.  Fiduciary Relationship.  The Pooling Trustee will receive on the Closing
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date and hold thereafter in trust for the Beneficiary the Trust Stock and all funds and dividends it receives in connection therewith, and will account for and remit all such funds and dividends to the Beneficiary, as applicable. The Fiduciary Relationship is entered into with respect to the obligations of the Beneficiary towards Cybernet in accordance with the Stock Purchase Agreement.

  2.  Release and Transfer of Trust Stock to the Beneficiary.  Subject to the
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retransfer of the Trust Stock to Cybernet as provided in section 3 hereinafter, the Trust Stock to be held by the Pooling Trustee shall be released and transferred to the Beneficiary at the earliest as follows:

                - Twenty percent (20%) of the Trust Stock on the first anniversary of the Closing date,

                - an additional twenty percent (20%) of the Trust Stock on the second anniversary of the Closing date,
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                                      -3-

                - an additional twenty percent (20%) of the Trust Stock on the third anniversary of the Closing date,

                - an additional twenty percent (20%) of the Trust Stock on the fourth anniversary of the Closing date, and

                - the remainder of the Trust Stock on the fifth anniversary of the Closing date.

  3.  Retransfer of Trust Stock to Cybernet. Promptly following receipt of a
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notice from Cybernet that (i) the Employment Agreement (as enclosed in Exhibit
1) with the Beneficiary has been terminated by Vianet or Cybernet for cause according to Section 75 para 4 of the Austrian Stock Corporation Act ("Aktiengesetz") or Section 27 of the Austrian Employment Act ("Angestelltengesetz") or (ii) the Beneficiary has resigned (accompanied by evidence of the termination or resignation reasonably satisfactory to the Pooling Trustee) the Trust Stock held by the Pooling Trustee and to the extent as not released by the Pooling Trustee (as provided in Section 2 above) will be retransferred from the Pooling Trustee to Cybernet

  4.  Duties of the Pooling Trustee.  The Pooling Trustee shall forward any and
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all information received from Cybernet regarding the Trust Stock to the
Beneficiaries. Except as mutually agreed upon by the parties the Pooling Trustee is not obliged to make efforts to any investigations, research or any other kind of obtaining information with respect to the Trust Stock or Cybernet. The Pooling Trustee shall ask for instructions of the Beneficiary before acting as shareholder, including but without limitation to meeting of shareholders.

     5.  Liability of the Pooling Trustee.  Any Liability of the Pooling Trustee
         --------------------------------
under this Agreement will be limited in all respects solely to gross negligence or willful misconduct on its part. The Pooling Trustee will not be liable for any actions taken or omitted upon the advice of counsel or upon a reasonable interpretation of any instructions or documents provided to it by Cybernet or the Beneficiary that it reasonably believes to be genuine or duly authorized. The Pooling Trustee may decline to act if it is in doubt as to its duties under this Agreement and will not be liable for such failure to act
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                                      -4-

     6.  Indemnification of the Pooling Trustee.  The Beneficiary agrees to
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indemnify the Pooling Trustee in respect of, and hold the Pooling Trustee harmless from and against, any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including but without limitation to interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings) suffered, incurred or sustained by the Pooling Trustee, resulting from, arising out of or relating to the Trust Stock.

  7.  Reimbursement of Expenses.  The Pooling Trustee will be entitled to be
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reimbursed for expenses incurred in performing the obligations hereunder.

  8.  Term and Termination.  The term of this Agreement shall commence on the
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date of this Agreement and will continue for an indefinite period of time. The
Beneficiary and Cybernet or the Pooling Trustee may terminate this Agreement with or without cause on thirty (30) days notice to the other. Upon termination of this Agreement for any reason, the Pooling Trustee will promptly transfer the Trust Stock to any Pooling Trustee as jointly named by the Beneficiaries and Cybernet.

  9.  Confidentiality.  During the Term of this Agreement the parties will
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maintain in confidence, and will not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by legal proceedings.

  10.  Notice.  All notices, requests, demands and other communications required
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or permitted hereunder must be in writing and deemed given and effective when personally delivered or sent by facsimile with confirmation of receipt or when deposited in the mail with postage prepaid to the party to which the same is directed at the following addresses (or at such other addresses as will be given in writing by the parties to one another):
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                                      -5-

If to the Beneficiary:        Mr. Alexander Wiesmuller
                              Mariannengasse 14, 1090 Wien, Austria
                              Tel. 43-1-404020
                              Fax 43-1-4040240

If to the Pooling Trustee:    Dr. Thomas Herndl
                              Tulpengasse 2, 1080 Wien, Austria
                              Tel. 43-1-4027844
                              Fax 43-1-402784455

If to Cybernet:               Cybernet Internet Services International; Inc.
                              Attn.: Mr. Andreas Eder
                              Stefan-George-Ring 19, 81929 Munich, Germany
                              Tel: 49-89-993150
                              Fax: 49-89-99315199

With a copy to:               Besner Kreifels Weber
                              Attn.: Dr. Hubert Besner
                              Widenmayerstr. 41, 80538 Munich, Germany
                              Tel: 49-89-2199920
                              Fax: 49-89-21999233

  11.  Actions by the Beneficiary and Cybernet. Any action or remedy of the
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Beneficiary and Cybernet under this Agreement, including without limitation, modifications, amendments, supplements or termination, must be exercised jointly by the Beneficiary and Cybernet.
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                                      -6-

  12.  Miscellaneous.
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        (a) Assignment. The Pooling Trustee may not assign any rights or
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delegate any duties it has assumed hereunder without the prior written consent of the other party. This Agreement is personal to the Pooling Trustee.

        (b) Governing Law and Choice of Forum. This Agreement will be governed
            ---------------------------------
by and construed in accordance with the internal laws of Austria. The parties agree that any appropriate court located in Munich will have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and will be a proper forum in which to adjudicate such case or controversy. The parties expressly consent to personal jurisdiction and venue in such courts.

        (c) Entire Agreement/Amendment. This Agreement embodies the entire
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agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the Pooling Trustee, the Beneficiary and Cybernet.

        (d) Severability. Each of the covenants and agreements herein above
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contained will be deemed separate, severable and independent covenants, and in the event that any covenant will be declared invalid by any court of competent jurisdiction, such invalidity will not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

        (e) Captions and Section Headings. Captions and section headings used
            -----------------------------
herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

        (f) Fax Execution. This Agreement may be executed by delivery of
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executed signature pages by fax and such fax execution will be effective for all purposes.
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EXECUTED AS OF DECEMBER 28, 1998.

                                                  /s/ Alexander Wiesmuller
                                                  ------------------------
                                                   [Alexander Wiesmuller]


                                                  /s/ Dr. Thomas Herndl
                                                  ---------------------
                                                   [Dr. Thomas Herndl]